SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                -----------------

                                    Form 8-K

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934


       Date of Report (Date of earliest event reported): December 22, 2000


                              TAG-IT PACIFIC, INC.
               (Exact Name of Registrant as Specified in Charter)


           Delaware                   1-13669               95-4654481
 (State or Other Jurisdiction       (Commission            (IRS Employer
      of Incorporation)             File Number)         Identification No.)


                             3820 South Hill Street
                          Los Angeles, California 90037
                    (Address of Principal Executive Offices)

                                 (323) 234-9606
                         (Registrant's Telephone Number)


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ITEM 5.  OTHER EVENTS

     On December 22, 2000, the Company entered into a Supply Agreement with Hubert Guez, Paul Guez and Azteca Production International, Inc., AZT International SA D RL, and Commerce Investment Group, LLC (collectively referred to as the "Guez Group"), whereby the Company will become a supplier of trim products for certain customers of the Guez Group and its present and future affiliates (the "Agreement"). Under the terms of the Agreement, the Guez Group and its present and future affiliates promised to purchase a minimum annual aggregate total of $10,000,000 of the Company's products under each year of the Agreement. The first year under the Agreement, however, consists of fifteen (15) calendar months by commencing January 1, 2001 and concluding March 31, 2002. All subsequent years under the Agreement consist of twelve (12) calendar months. Also under the Agreement, the Company agreed to purchase on-hand trim inventory held by the Guez Group and its affiliates, less any inventory which the Company and the Guez Group mutually agreed was obsolete. Under the terms of the agreement, the Company issued 1,000,000 shares of restricted common stock to Commerce Investment Group, LLC, as a representative of the Guez Group and its affiliates pursuant to the referenced Supply Agreement, and related agreements. The restricted shares were issued at $4.00 per share, the market price of the Company's common stock on the closing date of the transaction. A copy of the press release published by the Company in connection with these agreements and dated January 4, 2001, is attached as Exhibit 99.1 to this Form 8-K. Exhibit
99.1 is incorporated herein by this reference.


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                                   SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


January 9, 2001                             TAG-IT PACIFIC, INC.


                                            By:    /S/ RONDA SALLMEN
                                                --------------------------
                                                   Ronda Sallmen
                                                   Chief Financial Officer


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                                  EXHIBIT INDEX

EXHIBITS

99.1           Press Release dated January 4, 2001.